Exhibit 99.2

Berliner Communications, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Berliner Communications, Inc. (“BCI,” “we,” “us,” or “our”) and Digital Communication Services, Inc. (“Digitcom”) after giving effect to our Asset Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We acquired the operations, substantially all of the assets and liabilities of Digitcom on February 28, 2007. The proforma balance sheet was prepared as if the acquisition occurred on December 31, 2006 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had BCI and Digitcom been operating as combined entities for the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of BCI included in our Form 10-K for the year ended June 30, 2006, and in our Form 10-Q’s for the quarters ended September 30, 2006, and December 31, 2006, and the historical financial statements included elsewhere in this Form 8-K/A.

BERLINER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2006

	Historical		Pro Forma
	Berliner	Digitcom	Adjustments		Combined

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,646,043	$468,571	$(2,000,000	)(1)	$2,114,614
Accounts receivable, net of allowance for doubtful accounts of $179,535 in 2006	12,826,548	1,161,055	(141,154	)(4)	13,846,449
Inventories	366,528	2,957	325,000	(1)	694,485
Prepaid expenses and other current assets	204,085	-	-		204,085
	17,043,204	1,632,583	$(1,816,154)		16,859,633

LONG-TERM ASSETS
Fixed assets, net	519,261	101,806	758,700	(1)	1,379,767
Debt issuance costs	528,636	-	-		528,636
Goodwill	-	-	2,907,737	(1)(2)	2,907,737
Other assets	116,186	191	-		116,377

	$18,207,287	$1,734,580	$1,850,283		$21,792,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$501,750	$-	$-		$501,750
Current portion of long-term debt	132,281	-	-		132,281
Current portion of capital lease obligations	32,436	-	-		32,436
Accounts payable	4,755,303	120,000	(141,154	)(4)	4,734,149
Accrued liabilities	5,166,603	133,144	-		5,299,747
Deferred revenue	-	123,181	-		123,181
Accrued income taxes	442,244	-	-		442,244
	11,030,617	376,325	(141,154)		11,265,788

LONG-TERM LIABILITIES
Long-term debt, net of current portion	2,384,660	-	1,750,000	(1)	4,134,660
Long-term capital lease obligations, net of current portion	26,460	-	-		26,460
	2,411,120	-	1,750,000		4,161,120

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS’ EQUITY	4,765,550	1,358,255	241,437	(2)	6,365,242

	$18,207,287	$1,734,580	$1,850,283		$21,792,150

BERLINER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended June 30, 2006

	Historical		Pro Forma
	Berliner	Digitcom	Adjustments		Combined

Revenues	$39,325,312	$6,546,250	$(1,422,584	)(5)	$44,448,978
Costs of revenues	28,202,105	3,049,513	(1,422,584	)(5)	29,829,034

Gross margin	11,123,207	3,496,737	-		14,619,944

Selling, general and administrative expenses	9,447,967	1,542,523	-		10,990,490

Depreciation and amortization	246,503	36,987	48,441	(3)	331,931
(Gain) on sale of fixed assets	(6,627)	-	-		(6,627)

Earnings from operations	1,435,364	1,917,227	(48,441)		3,304,150

Other income (expense)
Interest expense	(73,626)	-	(144,375	)(6)	(218,001)
Interest income	14,046	2,322	(80,000	)(6)	(63,632)
Loss on equity investments	97,995	-	-		97,995
Other income (expense)	(85,201)	-	-		(85,201)

Income before income taxes	1,388,578	1,919,549	(272,816)		3,035,311

Income tax expense	133,427	-	-		133,427

Net income	1,255,151	1,919,549	(272,816)		2,901,884

Deemed Series B and D preferred dividends	19,935,779	-	-		19,935,779

Net (loss) applicable to common shareholders	$(18,680,628)	$1,919,549	$(272,816)		$(17,033,895)

Net (loss) per share - basic and diluted					$(1.25)

Weighted average number of shares outstanding - basic and diluted					13,581,842

BERLINER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the 6 months ended December 31, 2006

	Historical		Pro Forma
	Berliner	Digitcom	Adjustments		Combined

Revenues	$21,492,748	$2,172,172	$(118,779	)(5)	$23,546,141
Costs of revenues	14,374,284	1,464,186	(118,779	)(5)	15,719,691

Gross margin	7,118,464	707,986	-		7,826,450

Selling, general and administrative expenses	5,864,757	1,578,866	-		7,443,623

Depreciation and amortization	119,093	13,551	29,163	(3)	161,807
(Loss) on sale of fixed assets	(2,517)	-	-		(2,517)

Earnings (loss) from operations	1,132,097	(884,431)	(29,163)		218,503

Other income (expense)
Interest expense	(54,645)		(72,188	)(6)	(126,833)
Interest income	8,411	2,942	(40,000	)(6)	(28,647)
Loss on equity investments	-	-	-		-
Other income (expense)	14,488	-	-		14,488

Income (loss) before income taxes	1,100,351	(881,489)	(141,351)		77,511

Income tax expense	508,926	-	-		508,926

Net income (loss)	591,425	(881,489)	(141,351)		(431,415)

Deemed Series B and D preferred dividends	-	-	-		-

Net income (loss) applicable to common shareholders	$591,425	$(881,489)	$(141,351)		$(431,415)

Net (loss) per share - basic					$(.03)

Net (loss) per share - diluted					$(.02)

Weighted average number of shares outstanding - Basic					17,035,140
Diluted					17,336,177

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The following unaudited pro forma condensed combined balance sheet is derived from the balance sheets of Digital Communication Services, Inc., a Texas corporation (“Digitcom”) and us at June 30, 2006. The unaudited pro forma condensed combined balance sheet reflects our purchase of the operations and substantially all the assets and liabilities of Digitcom by our wholly owned subsidiary, BCI Communications, Inc. The proforma balance sheet was prepared as if the acquisition occurred on December 31, 2006 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

2. Digitcom Acquisition

On February 28, 2007, our wholly-owned subsidiary BCI Communications, Inc. (“BCI”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Digitcom, J&J Leasing Partnership, a Texas general partnership (“J&J”) and the shareholders of Digitcom for the purchase of certain assets of Digitcom and property of J&J, and assumption of certain liabilities of Digitcom.

The transaction was recorded as a purchase of assets that included real estate, vehicles and equipment, and inventory. The purchase price was $3,991,437; $2,000,000 of which was paid in cash at closing, a Note was issued to the seller for $1,750,000, and the selling shareholders received a warrant to purchase 500,000 shares of Berliner common stock with an exercise price of $0.73 per share, which was valued at $241,437. The Note is payable in three (3) annual installments beginning February 28, 2008. The warrant is exercisable over a five year period. The allocation of the purchase price is a preliminary allocation to identifiable net assets acquired with the excess to goodwill, and was based on an outside appraisal. The Company is considering a potential adjustment to the purchase price allocation based on a review of the value of the customer relationships acquired from Digitcom. The Company does not believe these amounts will be material.

3. Allocation of Purchase Price:

Land and Building	$402,300
Vehicles and Equipment	356,400
Inventory	325,000
Goodwill	2,907,737
$3,991,437

4. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)	Records the acquisition of Digitcom by Berliner Communications, Inc.

(2)	Records Goodwill for 500,000 warrants to purchase common stock issued by Berliner as part of the acquisition of Digitcom.

(3)	Records additional depreciation and amortization attributable to Berliner’s acquisition of Digitcom.

(4)	Reflects the elimination of the accounts receivable and accounts payable between Digitcom and us as of December 31, 2006.

(5)	Reflects the elimination of sales and purchases between Digitcom and us for the year ended June 30, 2006 and 6 months ended December 31, 2006.

(6)
Interest income is reduced by the amount of interest that would have been earned on the $2.0 million cash paid to the sellers at closing, and interest expense is calculated on the Note due to J & J Leasing at 8.25%.